UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)

Date of Report (Date of earliest event reported) November 15, 2004

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-11098 (Commission File Number)	94-2447045 (IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California (Address of principal executive offices)	95035 (Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — Other Events
ITEM 8.01 Other Events
SIGNATURES

SECTION 8 — Other Events

ITEM 8.01 Other Events

In accordance with the terms of Solectron’s Adjustable Conversion-Rate Equity Security (ACES) units, Solectron has received approximately $64 million for the conversion of its remaining 2,570,798 ACES units that were outstanding into 6,551,421 shares of common stock. The settlement rate was 2.5484 shares of Solectron’s common stock per ACES unit. Fractional shares were paid in cash. The settlement completes Solectron’s equity obligation under the ACES units. This transaction affects the holders of record of the ACES units as of November 12, 2004 and was completed on November 15, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2004	Solectron Corporation
	By:	/s/ Kiran Patel
Kiran Patel
Executive Vice President and Chief Financial Officer